STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE



                  I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the Certificate of Incorporation of the "HCI, INC.", was received and filed in this office the eighth day of December, A.D. 1977, at 9 o'clock A.M.

                  And I do hereby further certify that the said "HCI, INC.", filed a Certificate of Agreement of Merger, changing its corporate title to "MEDIQ INCORPORATED", on the thirty-first day of December, A.D. 1980, at 9 o'clock A.M.

                  And I do hereby further certify that the aforesaid Corporation is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence so far as the records of this office show and is duly authorized to transact business.

                  And I do hereby further certify that the said "MEDIQ INCORPORATED", is the last known title of record of the aforesaid Corporation.


                                    In Testimony Whereof, I have hereunto set my hand and official seal at Dover this seventeenth day of March in the year of our Lord one thousand nine hundred and eighty-one.



                                   /s/ Glenn C. Kenton
                                   ------------------------------------------
                                   Glenn C. Kenton, Secretary of State
laws of the States of Delaware, Pennsylvania, New Jersey and Nevada, do hereby agree as follows:
         1. Merger. The Constituent Corporations other than HCI shall be merged with and into HCI (thereafter to be known as MEDIQ INCORPORATED) on the effective date hereinafter set forth in accordance with the applicable laws of the states of Delaware New Jersey, Pennsylvania and Nevada, and on the terms and conditions set forth in this Plan and Agreement of Merger. From and after such effective date, HCI shall be the surviving corporation (the "Surviving Corporation") and shall continue to do business as a corporation organized and existing under the laws of the State of Delaware, unaffected and-unimpaired by the Merger with all rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized and existing under the laws of the State o Delaware.
         2.       Certificate of Incorporation of Surviving Corporation.
The Certificate of Incorporation of the Surviving Corporation,
upon the effective date of this merger, shall be and shall read as follows:
                          CERTIFICATE OF INCORPORATION
              I.  The corporate name is MEDIQ INCORPORATED.
             II.  The address of the registered office of the Corporation in the State of Delaware is 901 Market Street in the City of Wilmington, County of New Castle. The registered agent in charge thereof is Corporation Guarantee and Trust Company.

            III. The nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation are as follows:
                  To buy, sell, lease, dispose of, distribute, import, export, manufacture, produce, and trade and in general deal in and with all materials, devices, implements, goods, wares, merchandise, and services of any and every character, either as principal, broker, or agent of others;
                  To construct, repair, operate and maintain, trade and deal in any and all kinds of machinery. and any and all kinds of mechanical apparatus, and any and all kinds of fixtures and supplies;
                  To manufacture, purchase or otherwise acquire, invest in, own, create a security interest in, pledge, sell, assign, transfer, rent, lease or otherwise dispose of; trade, deal in, and deal with goods, wares, merchandise and personal property of every class and description:
                  To acquire, and to pay, for in cash, stock, bonds or other indebtedness of this Corporation or otherwise, the good will, rights, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of, any person, firm, association or corporation;
                  To subscribe, for, purchase or otherwise acquire, own, hold, invest, in, sell, assign, transfer, exchange, pledge, mortgage, grant security interests in or otherwise deal and trade in, or with, shares of stock, bonds, Coupons, promissory notes, pledges, obligations, contracts, leases, evidences of indebtedness, or securities of any company corporation or association, domestic or foreign, and of any governmental or quasi-governmental entity or authority;
                  To receive, collect, hold, and dispose of, interest, dividend; and income of and from any of the shares of stock, bonds, coupons, promissory notes, pledges, obligations, contracts, leases, evidence of indebtedness, securities or other property held or owned by it;
                  To issue bonds, debentures or obligations of this Corporation and borrow money on the note or notes of this Corporation for any of the objects or purposes of the Corporation and to secure the same by pledge, mortgage, deed, security interest, or trust or otherwise in or upon any property, real or personal, of any kind and nature. at any time owned by the Corporation;
                  To purchase, hold, sell and transfer the shares of its own capital stock; and
                  To do anything and everything necessary, suitable convenient, or proper for the accomplishment of any of the purposes or the attainment of one or more of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient to the benefit or protection of the Corporation, and in general to carry on any other business in connection with the foregoing; to have and exercise all the powers conferred by the laws of the State of

Delaware upon corporations formed under the General Corporation Law of the State of Delaware and to do any, and all of the acts and things hereinabove set forth to the same extent as natural persons might or could do.
                  The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.
             IV. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,000 shares of preferred stock of a par value of $100.00 per share, and 10,000,000 shares of common stock of a par value of $1.00 per share.
                  The preferred stock may be issued with the voting rights, designations, preferences, qualification, privileges, limitations, options, conversion rights, and other special rights, if any, as shall be stated or expressed in the resolution or resolutions providing for the issuance of such stock, adopted by the Board of Directors. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the shares of the preferred stock and to fix by resolution or Resolutions the terms thereof, including without limitation, the following:
                  a. The dividends payable and preferences in respect to the payment thereof;

                  b.       The terms and conditions an which, and the price
or prices at which, such shares may be made subject to
redemption;
                  c. The rights of such shares upon the voluntary or involuntary dissolution of, or upon any other distribution of the assets of, the Corporation;
                  d        Whether or not such shares shall be made convertible
into, or exchangeable for, shares of any other classes or of any series of any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and the other terms and conditions upon which, any such conversion or exchange may be made; and
                  e.       Whether or not such shares shall be entitled to
other special rights in addition to those in the Articles provided for.
                  No stockholder of the Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any Class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, either in whole or in part, to the existing stockholders of any class.
                  Except as otherwise specifically required by law or as specifically provided in the resolutions of the Board of Directors authorizing the issuance of the preferred stock, the exclusive voting power of the Corporation shall be vested in the common stock of the Corporation. Each holder of common stock shall be entitled to one vote for each share held by such holder.
                  The holders of the shares of the Corporation's common stock shall not be entitled to cumulative voting in voting for directors, i.e. they shall not be entitled in so voting to multiply the number of votes to which they are entitled by the number of directors to be elected by them in the same election.
              V.  The name and address of the Incorporator is as follows:
                  Name                                    Address
                  ----                                    -------
            Ira S. Pim, Jr.                          2225 Land Title Building
                                                     Philadelphia, PA  19101

             VI.  The Corporation is to have perpetual existence.
            VII. Private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

           VIII. All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law. Directors need not be shareholders. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board designate an executive Committee and one or more other committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
                  The number of the directors of the Corporation shall be fixed from time to time by the By-Laws, and may be altered from time to time by amendment.of the By-Laws, but never shall be less than three. The By-Laws may also prescribe the number of directors necessary to constitute a quorum of the Board, which number shall not be more than a majority nor less than one-third of the total number of directors, and in no event less than two directors.
                  The shareholders and the directors may hold their meetings, and the Corporation may have an office or offices, outside the State of Delaware if the By-Laws so provide, and the books and records of the Corporation may be kept outside the State of Delaware to the extent permitted by the laws of that State.

                  None of the directors need be a resident of the State of Delaware.
                  Subject to By-Laws made by the shareholders the Board of Directors may make By-Laws and from time-to-time may alter, amend, or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered, amended, or repealed by the shareholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.
                  The Board of Directors shall have power from time to time to fix the amount to be reserved by the Corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct. and determine he use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.
                  The Board of Directors may from time to time, in such manner and upon such terms and.conditions as the Board of Directors may determine, enter into, establish, reestablish, amend, alter,or repeal, and may put into effect and carry out, agreements or plans for distributing, selling, or granting options on shares of stock of the Corporation or any other securities or property of the Corporation, to or for the benefit of the officers and employees of the Corporation or any of them, or for their participation in any manner in the profits of the Corporation, in addition to or apart from their regular compensation, or for providing such officers and employees, or any of them, at the expense of the Corporation, in whole or in part, with medical services, insurance against accident, sickness, or death, pensions or payments during old age, disability, or unemployment, and education, housing, social service, recreation, or other aids and benefits for their relief or general welfare.
                  The Board of Directors from time to time shall determine whether and to what extent and at what times and place a and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book, or document of the Corporation, except as conferred by statute or as authorized by resolution of the Board of Directors.
                  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as maybe .exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Delaware, of this Certificate of Incorporation; and of the By-Laws, of the Corporation.
                  In the absence of fraud, no contractor other transaction of the corporation shall be affected or invalidated in any way by the fact that any of the directors of the Corporation are in any wise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be, fully disclosed or otherwise known to the Board of Directors at its meeting at which such contract or transaction is authorized or confirmed; and provided further that at the meeting of the Board of Directors authorizing or confirming such con.tract or transaction there shall be present a quorum of directors not so interested or connected and such contractor transaction shall be ap proved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Any such contract, transaction, or act of the Corporation or of the Board of Directors or by any committee, thereof which shall be required to be, and shall be ratified by the holders of a majority of the; shares of stock of the Corporation having voting power and voting at any annual meeting or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every shareholder of the Corporation. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated Corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
             IX. The Corporation re.serves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now and hereafter prescribed by statute; and all rights herein conferred upon the shareholders are granted subject to this reservation.
              3. By-Laws of Surviving Corporation. The By-Laws of HCI in force on the effective date of the merger shall be the By-Laws of the Surviving Corporation until altered, amended or repealed.
              4.  Directors and Officers.
                  (a) The following persons shall be and become the directors of the Surviving Corporation upon the effective date of the merger and shall hold office until the first annual meeting of the shareholders of the Surviving Corporation after the effective date of the merger and until their respective successors are elected and shall have duly qualified:
                  Bernard B. Rotko, M.D.
                  Bernard J. Korman
                  Lionel R. Felzer
                  Michael J. Rotko, Esquire
                  Harvey J. Comita
                  Maurice Wiener
                  Ian J. Berg
                  Eugene M. Schloss, Jr.

                  If on the effective date of the merger a vacancy shall exist in the Board of Directors of the Surviving Corporation for any reason whatsoever, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in its By-Laws.
                  (b) The first annual meeting of the shareholders of the Surviving Corporation after the effective date of the merger, shall be the annual meeting provided for in its By-Laws, for the fiscaL year ending September 30, 1981.

                  (c) The following persons shall be executive or administrative officers of the Surviving Corporation, from and after the effective date of the merger, subject to the provisions of the By-Laws of the Surviving Corporation, and shall hold office until the first annual meeting of the directors of the Surviving Corporation after the effective date of the merger and until their respective successors are elected and shall have duly qualified:
                           Bernard B. Rotko. M.D.    Chairman of the Board
                           Bernard J. Korman         President
                           Lionel H. FeLzer          Vice President
                           Harvey J. Comita,         Vice President
                           Robert Mathews            Vice President
                           Norman E. Martin          Vice President
                           Ian J. Berg               Vice President
                           Lionel Felzer             Treasurer
                           Eugene M. Schloss, Jr.    Secretary

                  The Board of Directors.shall elect or appoint such additional officers as they shall determine, subject to the provisions of the By-Laws of the Surviving Corporation. If, on the effective date of the merger a vacancy shall existing any office, for any reason whatsoever, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in its By-Laws.
                  (d) The first regular meeting of the Board of Directors of the Surviving Corporation after the effective date of the merger shall be held as soon as practicable thereafter.
         5.       Conversion of Shares of the Constituent Corporations.
The manner of converting the outstanding shares of the capital stock of the Constituent Corporations into the new shares of the common capital stock of the Surviving Corporation created by Paragraph 2 of this Plan and Agreement of Merger (which shares for such purpose shall be validly issued, fully paid and non-assessable) shall be as follows:
                  (a) Each common share without par value of A-PRN outstanding on the effective date of the merger shall be changed and converted into 451.005 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (b) Each common share of the par value of $1 of HCI outstanding on the effective date of the merger shall be changed and converted into 27.465 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon he issued and outstanding.
                  (c) Each common share of the par value of $1 of HOSQUIP outstanding on the effective date of the merger shall be changed and converted into 16.240 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (d) Each common share of the par value of $1 of MMG outstanding on the effective date of the merger shall be changed and converted into 115.64 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (e) Each common share of the par value of $1 of Olney outstanding on the effective date of the merger shall be changed and converted into 1.0144 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (f) Each common share of the par value of $100 of Oxford outstanding on the effective date of the merger shall be changed and converted into 85.593 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (g) Each common share of the par value of $.01 of Pan-Optics Outstanding on the effective date of the merger shall be changed and converted into .94738 shares of the Common Stock of the Surviving Corporation. which shares of common stock of the Surviving Corporation shall thereupon be issued and outstanding.
                  (h) Each common share of the par value of $1 of RERM outstanding on the effective date of the merger shall be changed and converted into 1.542 shares of the Common Stock of the Surviving Corporation, which shares of common stock of the Surviving Corporation Shall thereupon be issued and outstanding.
                  (i) Each common share of each class of the par value of $.01 of FMC outstanding on the effective date of the merger shall be changed and converted into .00204 shares of the Surviving Corporation, which shares common stock of the Surviving Corporation shall thereupon be issued and outstanding, unless dissenters' rights are exercised.
                  (j) Each common share of the par value of $10 of Medifac outstanding on the effective date of the merger shall be changed and converted into 413.54 shares of the Common Stock of the Surviving Corporation, which shares of Common stock of the Surviving Corporation shall thereupon be issued and outstanding.
         6.       Effect of Merger.  Upon this merger becoming effective:
                  (a) The separate corporate existence of each of the Constituent Corporations, except HCI, and the Surviving Corporation shall become the owner, without other transfer or further act or deed, of all of the rights, privileges, powers, property franchises, estates and interests every kind of the Constituent Corporations, as effectually the property the Surviving Corporation as they were of the respective Constituent Corporations; and the Surviving Corporation shall be subject to all debt and liabilities of the Constituent Corporations in the same manner as the Surviving Corporation had itself incurred them; and the Surviving Corporation shall be subject to all of the restrictions, disabilities duties of each of the merged Constituent Corporations shall not revert be in any way impaired by reason of this merger; and rights of credits and liens upon any property of any of Constituent Corporations shall be preserved unimpaired.
                  (b) The assets and liabilities of the merged Constituent Corporation shall be taken up on the books of the Surviving Corporation in the amount at which they shall at that time be carried on the books of each of the merged Constituent Corporations.

         7. Right to Amend Certificate of Incorporation. The Surviving Corporation shall have, and reserves hereby, the right to amend, alter, change or repeal its amended Certificate of Incorporation in the manner now or hereafter prescribed by the Statute; and all rights or powers conferred herein and in such amended Certificate of Incorporation on shareholders, directors and officers are subject to this reservation.
         8. Submission to Shareholders. This Plan and Agreement of Merger shall be submitted to the shareholders of each of the Constituent Corporations hereto for approval, at meetings to be held on or before the filing hereof. or otherwise approved by the unanimous written consent of all shareholders of each such respective Constituent Corporation in the manner provided by the applicable laws of the States of Delaware, Pennsylvania, New Jersey and Nevada respectively. Upon such required approval, the proper officers of each Constituent Corporation shall, and hereby are authorized and directed to, perform all such further acts and execute and deliver to the proper authorities for filing, all documents as the same may be necessary or proper to render effective the merger contemplated by this Plan and Agreement.
         9. Prohibited Actions. From and after the date hereof, and prior to the effective date of the merger, none of the Constituent Corporations will engage in any activity or transaction other than in the ordinary course of business without first obtaining the approval of the others. None of the

Constituent Corporations will declare or pay any dividend on its stock of any class prior to the effective date of this merger.
         10. Expenses of Merger. The Surviving Corporation shall pay all expenses of carrying this Plan and Agreement into effect and of accomplishing the merger, not paid by the merged
Constituent Corporations, prior to the effective date of the merger.
         11. Delivery of Deed and Instruments. From time to time, as and when requested by the Surviving Corporation or by its successors or assigns, each of the Constituent Corporations shall execute and deliver, or cause to be executed and delivered, all deeds and other instruments and shall take, or cause to be taken, all such other and further actions as the Surviving Corporation may deem necessary and desirable in order more fully to vest in and confirm to the Surviving Corporation title to and possession or all the property, rights, privileges, powers and franchises referred to in Paragraph 1 hereof, and otherwise to carry out the intent and purposes of this Plan and Agreement of Merger. For the convenience of the parties, and to facilitate the filing and recording of this Plan and Agreement of Merger, any number of counterparts hereof maybe executed and each such executed counterpart shall be deemed to be original instrument.
         12.      Service of Process.  The Secretaries of State of the
States of Pennsylvania, New Jersey and Nevada are hereby designated as the agents for the serviced of process upon the Surviving Corporation in any proceeding for the enforcement of

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any obligation of any Constituent Corporation formerly
incorporated in their respective states.
         13. Abandonment of Merger. Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be terminated and abandoned before it becomes effective:
                  (a) By mutual consent of the Boards of Directors of all Constituent Corporations;
                  (b) By the Board of Directors of any of the Constituent Corporations if any material litigation shall be pending or threatened against or affecting any of the Constituent Corporations, or any of their respective assets, or the merger; which litigation, in the judgment of such Board, renders it inadvisable to proceed with the merger.
         12. Effective Date of Merger. Notwithstanding the date upon which this Agreement and Plan of Merger and/or any Certificate or other document required in connection therewith, shall be filed and/or recorded and/or certified by the Secretary of State of Delaware, Pennsylvania, New Jersey or Nevada, or recorded in any other office in which the same shall be required, this Plan and Agreement of Merger shall be effective as of the close of business on December 31, 1980, for accounting purposes only.


         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Plan and Agreement of Merger to be executed by its respective duly authorized officers and its Corporate Seal affixed, the day and year first above written.

                                A-PRN, Inc.


                           By: /s/ Lee F. Weiler
                               ------------------------------------------
                               Lee F. Weiler, Vice President


                       Attest: /s/ Eugene M. Schloss Jr.
                               ------------------------------------------
                               Eugene M. Schloss Jr., Secretary



                               HCI, INC.


                          By: /s/ Lionel H. Felzer
                              -------------------------------------------
                              Lionel H. Felzer, President


                       Attest: /s/ Eugene M. Schloss Jr.
                               ------------------------------------------
                               Eugene M. Schloss Jr., Secretary



                                HOSQUIP Leasing, Inc.


                           By: /s/ Lionel H. Felzer
                               ------------------------------------------
                               Lionel H. Felzer, President


                        Attest: /s/ Eugene M. Schloss Jr.
                                -----------------------------------------
                                Eugene M. Schloss Jr., Secretary



                                Medical Management Group, Inc.


                            By: /s/ Lionel H. Felzer
                                -----------------------------------------
                                Lionel H. Felzer, Vice President


                        Attest: /s/ Eugene M. Schloss Jr.
                                -----------------------------------------
                                Eugene M. Schloss Jr.
                                Assistant Secretary

                                Olney Hospital


                           By: /s/ Bernard B. Rotko
                               -------------------------------------------
                               Bernard B. Rotko, M.D., President


                       Attest: /s/ Eugene M. Schloss Jr.
                               -------------------------------------------
                               Eugene M. Schloss Jr., Secretary



                               Oxford Hospital, Inc.


                           By: /s/ Lionel H. Felzer
                               -------------------------------------------
                               Lionel H. Felzer, President


                        Attest: /s/ Eugene M. Schloss Jr.
                                ------------------------------------------
                                Eugene M. Schloss Jr.
                                Assistant Secretary



                                Pan-Optics, Inc.


                           By: /s/ Lionel H. Felzer
                               -------------------------------------------
                               Lionel H. Felzer, Vice President


                       Attest: /s/ Eugene M. Schloss Jr.
                               -------------------------------------------
                               Eugene M. Schloss Jr.
                               Assistant Secretary



                               R. H. Realty Management, Inc.


                           By: /s/ Lionel H. Felzer
                               -------------------------------------------
                               Lionel H. Felzer, President


                       Attest: /s/ Eugene M. Schloss Jr.
                               -------------------------------------------
                               Eugene M. Schloss Jr., Secretary

                               Family Medical Care, Inc.


                          By: /s/ Eugene M. Schloss Jr.
                              --------------------------------------------
                              Eugene M. Schloss Jr., President


                       Attest: /s/ Leonard Herscovici
                               -------------------------------------------
                               Leonard Herscovici, Secretary



                               Medifac Inc


                           By: /s/ Peter I. Bentivegna
                               -------------------------------------------
                               Peter I. Bentivegna
                               Executive Vice President


                       Attest: /s/ Eugene M. Schloss
                               -------------------------------------------
                               Eugene M. Schloss, Esq., Secretary

         I, EUGENE M. SCHLOSS, JR., Secretary, of HCI, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the aid corporation, that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by the President and Secretary of HCI, INC., a corporation of the State of Delaware, was duly submitted to the sole stockholder of said HCI, INC. for the purpose of considering and taking action upon said Plan and Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 1,000 shares voted by he execution of a written consent in favor of said Plan and Agreement of Merger and the holders of no shares voted against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Plan and Agreement of Merger, was at said meeting duly adopted as the act of the stockholders of said HCI, INC., and the duly adopted agreement of the said corporation.

         WITNESS my hand and seal of said HCI, INC. on this 30th day of December 1980.

Corporate Seal:
                                       /s/ EUGENE M. SCHLOSS, JR.
                                       ----------------------------------------
                                       EUGENE M. SCHLOSS, JR. SECRETARY

         THE ABOVE PLAN AND AGREEMENT OF MERGER, having been executed by the President and Secretary of each corporate party hereto, and having been adopted separately by the stockholders of each corporate party thereto, in accordance with the provisions of, the General Corporation Law of the State of Delaware, and the fact having been certified on said Plan and Agreement of Merger by the Secretary of each corporate party thereto, the Vice President and Secretary of RCI, INC., a Delaware corporation, do now hereby execute the said Plan and Agreement of Merger under the corporate seals of the said corporation by the Authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporation, on the 30th day of December, 1980.

                                    HCI, INC.
Corporate Seal:

                                 By: /s/ BERNARD J. KORMAN
                                     ----------------------------------------
                                     BERNARD J. KORMAN, VICE PRESIDENT


                             Attest: /s/ EUGENE M. SCHLOSS JR.
                                     ----------------------------------------
                                     EUGENE M. SCHLOSS JR., SECRETARY

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MEDIQ INCORPORATED

                  MEDIQ Incorporated, a corporation organized and existing under and by virtue of t he General Corporation Law of the State of Delaware; does hereby certify:
                  FIRST: That the Board of Directors of this Corporation, at a meeting duly convened pursuant to notice, at which a quorum was present and acting throughout, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's certificate of Incorporation:
                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV so that, as ended, that Article shall be read in its entirety as follows: am

                  "IV. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,000 shares of preferred stock of a par value of $100.00 per share, and 25,000,000 shares of common stock of a par value of $1.00 per share.
                  The preferred stock may be issued with the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights, if any, as shall be stated or expressed in the resolution or resolutions providing for the issuance of such stock, adopted by the Board of Directors. Authority is, hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the shares of the preferred stock and to fix by resolution or resolutions the terms thereof, including without limitation, the following:
                  a. The dividends payable and preferences in respect to the payment thereof;
                  b. The terms and conditions on which, and the price or prices at which, such shares may be made subject to redemption;
                  c. The rights of such shares upon the voluntary or involuntary dissolution of, or upon any other distribution of the assets of, the Corporation
                  d. Whether or not such shares shall be made convertible into, or exchangeable for, shares of any other classes or of any series. of any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and the other terms and conditions upon which, any such conversion or exchange may be made; and e. Whether or not such shares shall be entitled to other special rights in addition to those in the Articles provided for.
                  No stockholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights or such stockholder, other than such rights, if any, as the Board of Directors, its discretion, from time to time may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this Corporation, or any.notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, either in whole or in part, to the existing stockholders of any class.
                           Except as otherwise specifically required by law
or as Specifically provided in the resolutions of the Board of Directors authorizing the issuance of the preferred stock, the exclusive voting power of the Corporation shall be vested in the common stock of the Corporation. Each holder of common stock shall be entitled to one vote for each share held by such holder.
                           The holders of the shares of the Corporation's
common stock shall not be entitled to cumulative voting in voting for directors; i.e. they shall not be entitled in so voting, to multiply the number of votes to which they are entitled by the number of directors to be elected by them in the same election."
                           SECOND:  That the Stockholders of the Corporation,
at a meeting duly convened pursuant to notice, at which a quorum was present and acting throughout, have given consent to the amendment in accordance with the provisions of the General Corporation Law of the State of Delaware.
                           THIRD:  That the amendment was duly adopted in
accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
                           FOURTH:  That the capital of the Corporation will
not be reduced, under or by reason of said amendment.
                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused this Certificate of Amendment to be signed by Bernard J. Korman, its President, and attested by Eugene M. Schloss, Jr., its Secretary, this 28th day of February, 1984.

                                    MEDIQ Incorporated



                                By: /s/ Bernard J. Korman
                                    ---------------------------------------
                                    Bernard J. Korman, President


                            Attest: /s/ Eugene M. Schloss Jr.
                                    ---------------------------------------
                                    Eugene M. Schloss Jr., Secretary

                                State of Delaware

                        Office of the Secretary of State

                        ---------------------------------



         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEDIQ INCORPORATED" FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 1993, AT 3 O'CLOCK P.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDINGS.

                               * * * * * * * * * *




                                         /s/ William T. Quillen
                                        --------------------------------------
                                        William T. Quillen, Secretary of State

                                                  AUTHENTICATION:

                                                            DATE: 03/18/1993

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                              OF MEDIQ INCORPORATED

         The undersigned, being the Senior Vice President Chief Financial officer of MEDIQ incorporated, certifies that in accordance with Section 242 of the Delaware General Corporation Law, the following amendment to the Certificate of Incorporation was duly considered and approved by the holders of a majority of the voting power of the outstanding shares qualified to vote thereon at the annual meeting of stockholders duly called and held on March 17, 1993:
                  RESOLVED, that the first sentence of Article IV of the Certificate of Incorporation of this Corporation shall read in its entirety as follows:

         "The total number of shares of all classes of stock which the Company shall have the authority to issue is 20,000,000 shares of Preferred Stock of a par value of $.50 per share and 40,000,000 shares of Common Stock of a par value of $1.00 per share.

         IN WITNESS WHEREOF, MEDIQ Incorporated has caused its corporate seal to be hereunto affixed and this Certificate to be signed by it Senior Vice President Chief Financial Officer, Michael F. Sandler, and attested by its Secretary, Eugene M. Schloss, Jr., this 17th day of March, 1993.

(Corporate Seal]                     MEDIQ INCORPORATED


                                  By: /s/ Michael F. Sandler
                                      ----------------------------------------
                                      Michael F. Sandler
                                      Senior Vice President -
                                      Chief Financial Officer


                              Attest: /s/ Eugene M. Schloss Jr.
                                      ----------------------------------------
                                      Eugene M. Schloss Jr., Secretary

                                STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE
                          ----------------------------


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF MEDIQ INCORPORATED FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 1987. AT 3:30 O'CLOCK P.M.
                               * * * * * * * * * *










                                      /s/ Michael Harkins
                                      -----------------------------------
                                      Michael Harkins, Secretary of State

                                                     AUTHENTICATION:

                                                               DATE: 03/05/1987

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION
                              OF MEDIQ Incorporated

                  The undersigned, being vice President of MEDIQ Incorporated (the "Corporation"), certifies that in accordance with Section 242 of the Delaware General Corporation Law the following amendment to the Certificate of Incorporation was duly considered and approved by the holders of a majority of the voting power of the outstanding shares qualified to vote thereon at the annual meeting of stockholders duly called and held on February 27, 1987:

                  RESOLVED, that the Corporation amend its Certificate of Incorporation as permitted by Section 102 (b) (7) of the General Corporation Law of the State of Delaware, by adding a new Article X thereto, as follows:

                  "X. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv)'for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation existing at the time of such repeal or modification."

                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Vice President, Ian J. Berg and attested by its Assistant Secretary, Jordan W. Felzer this 27th day of February, 1987.

                                       MEDIQ Incorporated


                                   By: /s/ Ian J. Berg
                                       --------------------------------------
                                       Ian J. Berg, Vice President


Attest: /s/ Jordan W. Felzer
       ----------------------
           Jordan W. Felzer
           Assistant Secretary


Sworn to and subscribed
before me this 27th day
of February, 1987.


/s/ Jacqueline L. Swann
------------------------------
        (Notary Public)

                                STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE
                          ----------------------------


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF
DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF MEDIQ
INCORPORATED FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MAY,
A.D. 1986, AT 9 O'CLOCK A.M.

                               * * * * * * * * * *





                                          /s/ Michael Harkins
                                          -----------------------------------
                                          Michael Harkins, Secretary of State

                                                   AUTHENTICATION:

                                                            DATE:

                           CERTIFICATE OF DESIGNATION

                                       OF

                               MEDIQ Incorporated

                  UNDER SECTION 151 OF THE DELAWARE GENERAL CORPORATION
LAW, MEDIQ Incorporated, a Delaware Corporation (the
"Corporation"), certifies as follows:
                  FIRST: Under the authority contained in Article IV of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has designated 100,000 of the authorized but unissued shares of Preferred Stock of the Corporation, par value $100 per share, as shares of "Series A Preferred Stock."
                  SECOND: The following resolution was duly adopted by the Board of Directors, and such resolution has not been modified and is in full force and effect on the date hereof:
                  RESOLVED, that the Board of Directors hereby designates, from the authorized but unissued shares of Preferred Stock of the Corporation, par value $100 per share (the "Preferred Stock"), a series of Preferred Stock to consist of 100,000 shares, and hereby fixes the voting powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation as follows:
                  (a) Designation. The designation of the series of Preferred Stock created by this resolution shall be "Series A

Preferred Stock" and the number of shares constituting the Series A Preferred Stock shall be 100,000 shares. The number of authorized shares of the Series A Preferred Stock may be increased or reduced by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized.
                  (b)      Dividends.
                           (1)       The annual rate of cash dividends on each
share of the Series A Preferred Stock shall be equal to one hundred twenty times the then current rate of cash dividends payable on each share of Common Stock of the Corporation, par value $1 per share (the "Common Stock"), including any extraordinary dividends or distributions, whether payable in cash or other property, except a dividend payable solely in shares of any class of capital stock of the Corporation.
                  Notwithstanding the foregoing, however, at such time as the shareholders of the Corporation shall approve an amendment of the Corporation's Certificate of Incorporation to increase the authorized Preferred Stock to not less than 20,000,000 shares and such amendment shall have been filed in Delaware in accordance with the Delaware General Corporation Law (the "Effective Date"), the Board of Directors hereby authorizes a 200-for-1 stock split of the Series A Preferred Stock, resulting in the designation (under Paragraph (a)) hereby of 20,000,000 shares of authorized

Series A Preferred Stock (the "Preferred Stock Split"), and as of the Effective Date the above annual rate of cash dividends on each share of Series A Preferred Stock shall be equal to 60% of the then current rate of cash dividends payable on each share of Common Stock. In calculating the amount of any dividend payable on the Series A Preferred Stock, such dividend shall be rounded to the closest one-hundredth of one cent ($.0001).
                           (2)      Dividends of shares of Series A Preferred
Stock may be paid to holders of Series A Preferred Stock, if a dividend of shares of Common Stock at the same rate per share is paid simultaneously to holders of Common Stock, and dividends of Common Stock may be paid to holders of Common Stock, if a dividend of shares of Series A Preferred Stock at the same rate per share is paid simultaneously to holders of Series A Preferred Stock.
                           Dividends shall be payable, where, as and if
declared by the Board of Directors, provided, however, that concurrently with the declaration of any dividend on the Common Stock, the Corporation shall declare the requisite dividend on the Series A Preferred Stock. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock books of the Corporation on such record date, not more than 60 or less than 10 days preceding the payment date thereof, as shall be fixed by the Board of Directors or a duly authorized Committee thereof.

                           (3)      Notwithstanding the foregoing provisions of
this Paragraph (b), dividends on the Series A Preferred Stock may not be paid if
(i) the Corporation is insolvent or would be rendered insolvent thereby or (ii) such payment would impair the Corporation's capital.
                  (c)      Conversion into Common Stock.
                           (1)       At such time as the shareholders of the
Corporation shall approve an amendment of the Corporation's Certificate of Incorporation to increase the authorized common stock Of the Corporation to not less than 50,000,000 shares of common stock (the "Common Stock Increase"), and such amendment shall have been filed in Delaware in accordance with the Delaware General Corporation law, the shares of Series A Preferred Stock (after giving effect to the Preferred Stock Split) shall thereafter be convertible, at the option of the holder thereof, at any time into fully paid and nonassessable shares of Common Stock of the Corporation at an initial rate (the "conversion rate"), subject to adjustment as hereinafter provided, of one share of Common Stock for each share of Series A Preferred Stock. If the shareholders of the Corporation shall not have approved the Common Stock Increase, then the shares of Series A Preferred Stock shall not be convertible into shares of common stock as set forth above and all the provisions in this Paragraph (c) shall be null and void and shall be of no further force or effect.
                  Any holder who converts the shares of Series A Preferred Stock after the record date for any dividend payment on shares of Series A Preferred Stock but prior to such dividend payment date shall nonetheless be entitled to receive any such dividend.
                           (2)      In order to convert shares of Series A
Preferred Stock into Common Stock, the holder thereof shall surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the office of the Transfer Agent for Series A Preferred Stock (or at such other place as may be designated by the Corporation), shall give written notice to the Corporation at said office that such holder elects to convert said shares of Series A Preferred Stock, and shall state in writing therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. As soon as practicable thereafter, the Corporation shall issue or deliver at said office to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates for the number of full shares of Common Stock to be issued as aforesaid, together with a cash adjustment in respect of any fraction of a share as hereinafter provided if not convertible into a number of whole shares. Subject to the following provisions of this subparagraph (c)(2), such conversion shall be deemed to have been made as of the date of such surrender of certificates for the shares of Series A Preferred Stock to be converted; and the person or persons entitled to receive Common Stock issuable upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert any shares of Series A Preferred Stock, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, but at the conversion rate in effect at the date of such surrender.
                           (3)       The number of shares of Common Stock into
which the shares of Series A Preferred Stock shall be convertible shall be subject to adjustment from time to time as detailed below; provided, however, that if an adjustment in the shares of Series A Preferred Stock is required and made pursuant to Paragraph (g) hereof, no adjustment under this Paragraph (c)(3) shall be made on account of the transaction that required the aforementioned adjustment under Paragraph (g):
                                    (i) In case the Corporation shall (A)
                  subdivide its outstanding shares of Common Stock, (B) combine its outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of its shares of Common Stock any shares of the capital stock of the Corporation, then the conversion rate in effect immediately prior thereto shall be adjusted as provided below so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the capital stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share of Series A Preferred Stock been converted on or immediately prior to the effective date of such subdivision, combination or reclassification, as the case may be. An adjustment made pursuant to this clause (i) shall become effective at the opening of business on the business day next following the effective date of a subdivision, combination or reclassification.
                                    (ii) In case the Corporation shall issue
                  rights or warrants (excluding the right to convert the Series A Preferred Stock into Common Stock as provided herein) to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to purchase shares of Common Stock at a price per share less than the current market price per share (as defined in clause
                  (v) below) of Common Stock at the record date mentioned below, the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus the number of additional shares offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made when ever such rights or warrants are issued, and shall become effective at the opening of business on the business day next following the record date for the determination of the shareholders entitled to receive such rights or warrants.
                                    (iii) In case the Corporation shall
                  distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends to the extent payable under applicable state law) or rights to subscribe applicable to its Common Stock (excluding those referred to in clause (ii) above), then in, each such case the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the current market price per share (as defined in clause (v) below) of Common Stock on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock less the then fair market value (as determined by the Board, whose determination shall be conclusive and described in a statement filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall be come effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.
                                    (iv) The corporation may make such
                  adjustments in the conversion rate, in addition to those required by the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.
                                    (v)     For the purpose of any computation
                  under clauses (ii) and (iii) above and clause (x) below, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Exchange, or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or if not then listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New
                  York Stock Exchange firm selected from time to time by the Corporation for the purpose.
                                    (vi)     All calculations under this
                  subparagraph (c) shall be made to the nearest one-hundredth of a share.
                                   (vii)    Whenever the number of shares of
                  Common Stock deliverable upon the conversion of each share of Series A Preferred Stock shall be adjusted pursuant to the provisions of this subparagraph (3), the Corporation shall promptly (i) file with the Transfer Agent a certificate, signed by the Chairman of the Board or the President or a Vice President of the Corporation, and (ii) mail to all record holders of shares of Series A Preferred Stock, at their last addresses as they shall appear upon the stock registry books of the Corporation, a notice setting forth the increased or decreased number of shares of Common Stock thereafter deliverable upon the conversion of each share of Series A Preferred Stock. The certificate filed with the Transfer Agent shall show in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based.
                                    (viii) For the purposes of this subparagraph
                  (3), the term "Common Stock" shall mean (a) the class of stock designated as the Common Stock of the Corporation at the date of initial issuance of Series A Preferred Stock, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time the holder co of any share of Series A Preferred

                  Stock surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in clauses (i) through (v), inclusive.
                                    (ix) After the shares of Series A Preferred
                  Stock become convertible, at all times a sufficient number of shares of the authorized but unissued shares of the class of stock to be issued upon conversion of the Series A Preferred Stock shall be reserved by the Corporation for the purpose of converting all shares of Series A Preferred Stock at the time outstanding.
                                    (x) The Corporation shall not be required,
                  in connection with any conversion of Series A Preferred Stock, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation shall make a cash payment equal to such fraction multiplied by the market price of the Common Stock on the date of conversion.
                                   (xi) In case at any time the Corporation
                  shall propose:

                                      (A)     to pay any dividend payable in
                             shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or
                                      (B)      to offer for subscription to the
                             holders of its Common Stock any additional shares of any class or any other rights; or
                                      (C)      any capital reorganization or
                             reclassification of its shares (except a change in par value), or the consolidation or merger of the Corporation with another corporation; or
                                      (D)      the voluntary dissolution,
                  liquidation or winding up of the Corporation;
                  then, and in any one or more of said cases, the Corporation shall cause at least fifteen days' prior notice of the date on which (a) the books of the Corporation shall close, or a record shall be taken for such stock dividend, distribution or subscription rights or (b) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be, to be mailed to the Transfer Agents for the Series A Preferred Stock and for the Common Stock and to the holders of record of the Series A Preferred Stock.

                                    (xii) In case the Corporation or any
                  successor company shall consolidate or merge with, or sell all or substantially all of its assets to, any other company, the right which the holders of Series A Preferred Stock have to receive additional shares of Common Stock on conversion of their Series A Preferred Stock on account of any adjustment made pursuant to the provisions of this subparagraph (3) shall continue and be preserved in respect of any stock or other securities of the successor company into which the Series A Preferred Stock shall thereafter become convertible.
                                    (xiii)  Irrespective of any adjustments in
                  the initial conversion rate, certificates representing shares of the Series A Preferred Stock theretofore or thereafter issued which express the initial conversion rate shall nevertheless be valid for all purposes.
                  (d) Voting Rights. (1) Except as otherwise set forth in this resolution and except in statutory proceedings in which, and then only to the extent to which, their vote is at the time required by law, on matters subject to a vote by holders of the Common Stock, the holders of Series A Preferred Stock shall be entitled to 2,000 votes per share; provided, however, that upon the occurrence of the Preferred Stock Split, the holders of Series A Preferred Stock shall thereafter be entitled to 10 votes for each share of Series A Preferred Stock held. On all such matters the holders of shares of Series A Preferred Stock and shares of Common Stock shall vote together and not as separate classes, except as otherwise required by law and except as provided in Paragraph (d)(3) below.
                           (2)      Unless the vote or consent of the holders of
a greater number of shares shall then be required by law, and except as may otherwise be provided with respect to a series of Preferred Stock in the Certificate of Designation for that series, the consent of holders of at least 66 2/3% of the shares of the Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, by vote at a meeting called for that purpose (or consented to in writing by such holders), shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, preference and rights or any similar document relating to any series of Preferred Stock) which would adversely affect the preferences, rights or powers of the Series A Preferred Stock.
                           (3)      Notwithstanding anything to the contrary
herein contained, the rights of the holders of Series A Preferred Stock to vote in the election of Directors shall be limit ed to the extent that the holders of Series A Preferred Stock shall not have the right to elect any person who is not an officer or employee of the Corporation ("Outside Director'), and each such

Outside Director will be elected by the Common shareholders voting as a separate class; provided, however, that this Paragraph (d)(3) shall become null and void and shall be of no further force or effect (i) if the number of outstanding shares of Series A Preferred Stock should decrease below an amount equal to 15% of the aggregate number of the then outstanding shares of Series A Preferred Stock and Common Stock, (ii) the Company's securities are no longer listed and traded on the American Stock Exchange, or (iii) the American Stock Exchange shall change its policies and procedures with respect to the conditions under which the Exchange will approve the listing of securities that are entitled to voting rights in excess of one vote per share.
                           (4)      Corporate Notices and Report.  The
Corporation shall transmit to the holders of Series A Preferred Stock (a) all quarterly, annual and other reports sent by the Corporation to its shareholders generally and (b) all notices and reports required by law or the Corporation's Certificate of Incorporation to be furnished by the Corporation to holders of Common Stock.
                  (e)      Liquidation Rights.
                           (1)      Upon the dissolution, liquidation or winding
up of the Corporation, the holders of the shares Of the Series A Preferred Stock shall be entitled to receive from assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to the Series A

Preferred Stock upon liquidation, an amount equal to $100 per share (as appropriately adjusted for stock splits and recapitalizations); provided, however, that upon the occurrence of the Preferred Stock Split, the above liquidation amount shall thereafter be equal to $.SO per share (as appropriately adjusted for any future stock splits and recapitalizations).
                           (2)      None of the sale, transfer or lease of all
or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation or any dissolution, liquidation, winding up or reorganization of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph (e), provided that in each case effective provision is made in the Certificate of Incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Series A Preferred Stock.
                           (3)      If after the payment to the holders of the
shares of the Series A Preferred Stock of the full preferential amounts provided for in this Paragraph (e), assets or surplus funds remaining this Corporation upon any dissolution, liquidation or winding up of the Corporation then the holders of the Series A Preferred Stock shall be entitled to share in all such remaining assets or surplus funds in the same manner as if all shares of Series A Preferred Stock had been converted into Common Stock as provided herein.
                           (4)      In the event the assets of the Corporation
available for distribution to the holders of shares of the Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (e)(1), no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of the Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.
                  (f) Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:
                           (1)      Prior to shares of the Series A Preferred
Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock.

                           (2)       On a parity with shares of the Series A
Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of the Series A Preferred Stock; and
                           (3)      Junior to shares of the Series A Preferred
Stock, either as to dividends or upon liquidation, if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.
                  (g)      Adjustment.
                           (1)      The number of shares of Series A Preferred
Stock outstanding shall be subject to adjustment as follows:
                                    (A)     If and whenever the Corporation
shall declare any dividend or distribution on the Common Stock payable in shares of Common Stock, the Corporation shall, concurrently with the declaration of such dividend or distribution on the

Common Stock, declare an equivalent dividend or distribution, as the case may be, on the shares of Series A Preferred Stock. The terms and provisions of any such dividend or distribution declared on such shares shall be identical to the terms and provisions of any such dividend or distribution declared on the Common Stock, except that the dividend or distribution declared on the shares of Series A Preferred Stock shall be payable in shares of Series A Preferred Stock. Without limiting the generality of the foregoing, whenever any such dividend or distribution payable in shares of Common Stock and Series A Preferred Stock are declared on the Common Stock and Series A Preferred Stock, respectively, (i) the number of shares payable in respect of the dividend or distribution on the Common Stock and the dividend or distribution on the shares of Series A Preferred Stock shall be the same in respect of each outstanding share of Common Stock and Series A Preferred Stock, and (ii) the record and payment dates, respectively, in respect of the dividend or distribution on the Common Stock and the dividend or distribution on Series A Preferred Stock shall be the same.
                  If and whenever the Corporation shall declare any dividend or distribution on the Common Stock payable in shares of the capital stock of the Corporation (excluding those referred to in the preceding paragraph), the Corporation shall, concurrently with the declaration of such dividend or distribution, declare an identical dividend or distribution, as the case may be, on the shares of Series A Preferred Stock.

                                    (B)     If and whenever the Corporation
shall grant rights or warrants to the holders of Common Stock, as such, entitling them (for a period of not more than 45 days after the record date fixed for the issuance of such rights or warrants) to subscribe for or to purchase (i) shares of Common Stock (or securities convertible into shares of Common Stock) or (ii) shares of any other capital stock of the Corporation (or securities convertible into any capital stock of the Corporation), the Corporation shall, concurrently with the granting of such rights or warrants to the holders of Common Stock, grant to the holders of the shares of Series A Preferred Stock equivalent rights or warrants. The terms and provisions of any such rights or warrants granted to the holders of the shares of Series A Preferred Stock shall be identical to the terms and provisions of any such rights or warrants granted to the holders of Common Stock, except that the rights or warrants granted to the holders of the shares of Series A Preferred Stock, as a result of rights or warrants granted holders of Common Stock to subscribe for or to purchase shares of Common Stock (or securities convertible into Common Stock), shall be rights or warrants to subscribe for or to purchase shares of Series A Preferred Stock (or securities convertible into shares of Series A Preferred Stock). Without limiting the generality of the foregoing, whenever any such rights or warrants to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock) and Series A Preferred Stock (or securities convertible into shares of Series A Preferred Stock) are granted to the holders of Common Stock and Series A Preferred Stock, respectively, (i) the number of such rights or warrants granted in respect of each outstanding share of Common Stock and Series A Preferred Stock shall be identical, (ii) the number of shares of Common Stock, Series A Preferred Stock and shares of any other capital stock purchasable upon exercise of each such right or warrant granted to the respective holders of Common Stock and Series A Preferred Stock shall be identical, and (iii) the ratio of the price per share of Common Stock to the price per share of Series A Preferred Stock, each purchasable upon exercise of such rights or warrants granted to the respective holders of Common Stock and Series A Preferred Stock, shall be identical to the ratio of the Current Market Price (as hereinafter defined) of a share of Common Stock to the Current Market Price of a share of Series A Preferred Stock.
                  If and whenever the Corporation shall grant rights to the holders of Series A Preferred Stock, as such, entitling them (for a period of not more than 45 days after the record date fixed for the issuance of such rights) to subscribe for or to purchase at a price per share less than the Current Market Price per share (as defined in paragraph (g)(6) hereof) (i) shares of Series A Preferred Stock (or securities convertible into shares of Series A Preferred Stock) or (ii) shares of any other capital stock of the Corporation (or securities convertible into any capital stock of the Corporation), the Corporation shall, concurrently with the granting of such rights to the holders of Series A Preferred Stock, grant to the holders of the shares of Common Stock equivalent rights. The terms and provisions of any such rights granted to the holders of the shares of Common Stock shall be identical to the terms and provisions of any such rights granted to the holders of Series A Preferred Stock, except that the rights granted to the holders of the shares of Common Stock, as a result of rights granted holders of Series A Preferred Stock to subscribe for or to purchase shares of Series A Preferred Stock (or securities convertible into shares of Series A Preferred Stock), shall be rights to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock). Without limiting the generality of the foregoing, whenever any such rights to subscribe for or to purchase shares of Series A Preferred Stock (or securities convertible into shares of Series A Preferred Stock) and Common Stock (or securities convertible into shares of Common Stock) are granted to the holders of Series A Preferred Stock and Common Stock, respectively, (i) the number of such rights granted in respect of each outstanding share of Common Stock and Series A Preferred Stock shall be identical, (ii) the number of shares of Common Stock, Series A Preferred Stock and shares of any other capital stock purchasable upon exercise of each such right granted to the respective holders of Common Stock and Series A Preferred Stock shall be identical, and (iii) the ratio of the price per share of Common Stock to the price per share of Series A Preferred Stock, each purchasable upon exercise of such rights granted to the respective holders of Common Stock and Series A Preferred Stock shall be identical to the ratio of the Current Market Price (as hereinafter defined) of a share of Common Stock to the Current Market Price of a share of Series A Preferred Stock.
                                    (C)     The Corporation shall not split or
subdivide or combine its outstanding shares of Common Stock unless, currently therewith, the Corporation shall make a proportionate split or subdivision or combination of the outstanding shares of Series A Preferred Stock.
                           (2)      In the event of an increase or decrease, as
the case may be, pursuant to Paragraphs (g)(1)(A) and (C) hereof, in the number of shares of Series A Preferred Stock outstanding, the liquidation preference per share of Series A Preferred Stock shall be proportionately decreased or increased, as the case may be, so that the aggregate liquidation preference on all outstanding shares of Series A Preferred Stock shall be unchanged.
                           (3)      Irrespective of any of the adjustments in
the number of shares of Series A Preferred Stock, stock certificates theretofore or thereafter issued may continue to express the number of shares as are stated in a similar stock certificate issuable initially or at some subsequent time and such number of shares of Series A Preferred Stock specified therein shall be deemed to have been so adjusted. Fractional shares resulting from any adjustment pursuant to this Paragraph (g) shall be treated in the same manner as fractional shares resulting from the same adjustment to the Common Stock.
                           (4)      Shares of Series A Preferred Stock and
Common Stock at any time owned by the Corporation shall not be deemed to be outstanding for purposes of any computation herein.
                           (5)      In the case of any event which requires that
an adjustment to increase the number of shares of Series A Preferred Stock be made effective as of a record date, the Corporation may elect to defer issuing the additional shares of Series A Preferred Stock until the occurrence of such event; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
                           (6)      For the purpose of any computation herein,
the Current Market Prices per share of Common Stock, Series A Preferred Stock or any other capital stock (or securities convertible into any of such securities) on any date shall be the average of the highest reported bid and the lowest reported asked prices at the close of business as reported by the National Association of Securities Dealers Automated Quotation System, or if the Common Stock or.Series A Preferred Stock is listed on a national securities exchange, the average of the closing sale prices on the principal stock exchange on which the Common Stock or Series A Preferred Stock is listed, in each case for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current Market Price on the basis of such quotation or other valuation method as it, in its sole discretion, considers appropriate.
                           (7)      No adjustment shall be made because the
Corporation issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities. Furthermore, no adjustment need be made under this Paragraph (g) for sale of shares of Common Stock pursuant to a Corporation plan providing for reinvestment of dividends or interest.
                           (8)      Whenever the number of shares of Series A
Preferred Stock is adjusted, as herein provided, the Corporation shall promptly mail by first class, postage prepaid, to each holder notice of such adjustment or adjustments, setting forth the number of shares of Series A Preferred Stock after such adjustment, together with a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice shall be conclusive evidence of the correctness of such adjustment.
                           (9)      The Corporation will pay any and all taxes
that may be payable in respect of the issuance or delivery of additional shares of this Series upon adjustment pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving issue and delivery of Series A Preferred Stock in the name other than in which the outstanding shares of Series A Preferred Stock so adjusted were registered and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.
                  (h) Restrictions on Certain Action. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the consent, given in writing or by resolution adopted at a meeting duly called for the purpose by the holders of record, of the applicable percentage stated below of the holders of the shares of Series A Preferred Stock then outstanding,
                           (1)      Without the consent, given as aforesaid, of
such holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock,
                                    (a)     Authorize (or increase the
authorized number of shares of) any class of stock ranking senior to the Series A Preferred Stock in any respect ('Prior Stock') or any class of stock ranking on a parity with the Series A Preferred Stock ("Parity Stock"); or
                                    (b)     Make any changes in the preferences,
qualifications, limitations, restrictions or special or relative rights of the Series A Preferred Stock so as to affect the Series
A Preferred Stock adversely; or
                           (2)      Without the consent, given as aforesaid, of
such holders of at least a majority of the outstanding shares of Series A Preferred Stock, merge or consolidate with any other corporation, or sell or otherwise dispose of all or substantially all of its assets, unless (i) under the terms of such merger, consolidation or sale or other disposition of assets
(A) the Series A Preferred Stock shall remain outstanding with no adverse changes in its preferences, qualifications, limitations, restrictions or special or relative rights or (B) each holder of Series A Preferred Stock shall receive, in exchange for such Series A Preferred Stock, securities of the surviving, resulting or acquiring entity which shall in the aggregate possess preferences, qualifications, limitations, restrictions or special or relative rights which are at least as favorable as those possessed by the Series A Preferred Stock immediately prior to the effective date of such merger, consolidation or sale or other disposition of assets, and adequate provision shall be made whereby such securities received in exchange for the Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock (or into such shares of stock, securities or assets as may be issuable or payable with respect to, or in exchange for, the number of shares of common Stock or the other shares of stock, securities or assets, as the case may be) into which the Series A Preferred Stock would have been convertible immediately prior to such merger, consolidation or sale or other disposition of assets, and (ii) immediately after such merger, consolidation or sale or other disposition of assets, there shall be no shares of Prior Stock or Parity Stock outstanding (except to the extent that any Prior Stock or Parity Stock shall have been issued in accordance with the provisions of this paragraph
(h) prior thereto).
                  (i) Reissuance of Shares. Shares of Series A Preferred Stock which have been purchased, or which have been converted into shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Stock and the filing of the appropriate Certificate of Designation in accordance with the Delaware General Corporation law.
                  (j) No Other Rights. The shares of the Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this Certificate of Designation and in the certificate of Incorporation of the Corporation.

                  (k) Amendment. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Certificate of Designation and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.
                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President, Bernard J. Korman, and attested by its Secretary, Eugene M. Schloss, Jr., this 20th day of May, 1986.

                                          MEDIQ Incorporated



                                          By: /s/ Bernard J. Korman
                                             ---------------------------------


[Corporate Seal]


ATTEST:



____________________________

                                STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE
                          ----------------------------


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF MEDIQ INCORPORATED FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 1986, AT 3:30 O'CLOCK P.M.
                               * * * * * * * * * *







                                            /s/ Michael Harkins
                                            -----------------------------------
                                            Michael Harkins, Secretary of State

                                                         AUTHENTICATION:

                                                                   DATE:

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION
                              OF MEDIQ Incorporated

                  The undersigned, being the Senior Vice President Finance of MEDIQ Incorporated, certifies that the following amendment to the Certificate of Incorporation was duly considered and approved by the holders of a majority of the outstanding stock qualified to vote thereon at a special meeting duly called and held on July 14, 1986, in accordance with Section 242 of the Delaware General Corporation Law:
                           RESOLVED, that the Certificate of Incorporation of
                  the Company be amended by changing the first sentence of
                  Article IV so that as amended the first sentence of such Article shall read in its entirety as follows.,

                  "The total number of shares of all classes of stock which the Company shall have the authority to issue is 200,000,000 shares of Preferred Stock of a par value of $.SO per share and 200,000,000 shares of Common Stock of a par value of $1.00 per share."

                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Senior Vice President Finance, Lionel Felzer, and attested by its Secretary, Eugene M. Schloss, Jr., this 11th day of July, 1986.


                                      MEDIQ Incorporated

                                  By: /s/ Lionel H. Felzer
                                      ---------------------------------------
                                      Lionel H. Felzer
                                      Senior Vice President - Finance
[CORPORATE SEAL]


Attest: /s/ Eugene M. Schloss Jr.
        --------------------------
       Eugene M. Schloss Jr.
       Secretary

                          OFFICE OF SECRETARY OF STATE
                          ----------------------------


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF MEDIQ INCORPORATED FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 1986, AT 3:31 O'CLOCK P.M.

                               * * * * * * * * * *






                                           /s/ Michael Harkins
                                           -----------------------------------
                                           Michael Harkins, Secretary of State

                                                      AUTHENTICATION:

                                                               DATE: 07/15/1986

                             CERTIFICATE OF INCREASE

                                       TO

                           CERTIFICATE OF DESIGNATION
                              OF MEDIQ Incorporated

                  The undersigned being the Senior Vice President Finance of MEDIQ Incorporated, certifies that the following increase to the Certificate of Designation of MEDIQ incorporated filed on May 21, 1986 was duly considered and approved by the Board of Directors of MEDIQ Incorporated, and such resolution has not been modified and is in full force and effect oh the date hereof, all in accordance with Section 151(g) of the Delaware General Corporation Law:
                           RESOLVED, that,the Board of Directors hereby
                  designates, effective upon approval by shareholders of an increase in the authorized shares of Preferred Stock to 200,000,000 shares and a reduction in the par value of such stock to $.50 per share, that the number of shares constituting the Series A Preferred Stock of the Company shall.be 20,000,000 shares.

                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused its corporate seal to be hereunto affixed and this increase to the

Certificate of Designation to be signed by its Senior Vice President - Finance, Lionel Felzer, and attested by its Secretary, Eugene M. Schloss, Jr., this
11th day of July, 1986.

                                            MEDIQ Incorporated

                                        By: /s/ Lionel H. Felzer
                                            ----------------------------------
                                            Lionel H. Felzer
                                            Senior Vice President - Finance
[CORPORATE SEAL]


Attest: /s/ Eugene M. Schloss Jr.
       ----------------------------
       Eugene M. Schloss Jr.
       Secretary

                                STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE
                          ----------------------------


         I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF MEDIQ INCORPORATED FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 1984, AT 9 O'CLOCK A.M.

                               * * * * * * * * * *





                                           /s/ Michael Harkins
                                           -----------------------------------
                                           Michael Harkins, Secretary of State

                                                          AUTHENTICATION:

                                                               DATE: 03/27/1984

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MEDIQ INCORPORATED

                  MEDIQ Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware; does hereby certify:
                  FIRST: That the Board of Directors of this Corporation, at a meeting duly convened pursuant to notice, at which a quorum was present and acting throughout, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:
                           RESOLVED, that the Certificate of incorporation of
                  this Corporation be amended by changing Article IV so that, as amended, that Article shall be read in its entirety as follows:

                  "IV. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,000 shares of preferred stock of a par value of $100.00 per share, and 25,000,000 shares of common stock of a par value of $1.00 per share.
                  The preferred stock may be issued with the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights, if any, as shall be stated or expressed in the resolution or resolutions providing for the issuance of such stock, adopted by the Board of Directors. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the shares of the preferred stock and to fix by resolution or resolutions the terms thereof, including without limitation, the following:
                           a.       The dividends Payable And preferences in
respect to the payment thereof;
                           b.       The terms and conditions on which, and the
price or prices at which, such shares may be made subject to redemption;
                           c.       The rights of such shares upon the voluntary
or involuntary dissolution of, or upon any other distribution of the assets of, the Corporation;
                           d.       Whether or not such shares shall be made
convertible into, or exchangeable for, shares of any other classes or of any series. of any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and the other terms and conditions upon which, any such conversion or exchange may be made; and e. Whether or not such shares shall be entitled to other special rights in addition to those in the Articles provided for.
                  No stockholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights or such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, either in whole or in part, to the existing stockholders of any class.
                  Except as otherwise specifically required by law or as specifically provided in the resolutions of the Board of Directors authorizing the issuance of the preferred stock, the exclusive voting power of the Corporation shall be vested in the common stock of the Corporation. Each holder of common stock shall be entitled to one vote for each share held by such holder.
                  The holders of the shares of the Corporation's common stock shall not be entitled to cumulative voting in voting for directors; i.e. they shall not be entitled in so voting, to multiply the number of votes to which they are entitled by the number of directors to be elected by them in the same election.
                  SECOND: That the Stockholders of the Corporation, at a meeting duly convened pursuant to notice, at which a quorum was present and acting throughout, have given consent to the amendment in accordance with the provisions of the General Corporation Law of the State of Delaware.
                  THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
                  FOURTH: That the,capital of the Corporation will not be reduced, under or by reason of said amendment.
                  IN WITNESS WHEREOF, MEDIQ Incorporated has caused this Certificate of Amendment to be signed by Bernard J. Korman, its President, and attested by Eugene M. Schloss, Jr., its Secretary, this 28th day of February, 1984.

                                        MEDIQ INCORPORATED


                                    By: /s/ Bernard J. Korman
                                        ---------------------------------------
                                        Bernard J. Korman,
                                        President


                                 Attest: /s/ Eugene M. Schloss Jr.
                                         --------------------------------------
                                         Eugene M. Schloss Jr.
                                         Secretary

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